Exhibit 3.10

AMENDED AND RESTATED

BY-LAWS

OF

KAYAK SOFTWARE CORPORATION

ARTICLE I

Offices

Registered Offices; Other Offices. Kayak Software Corporation (the Corporation shall at all times maintain a registered office within the State of Delaware. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.

ARTICLE II

Stockholders

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders shall be held on the first Tuesday of May of each year, or on such other date as may be determined by resolution of the Board of Directors of the Corporation (the “Board of Directors”); provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these By-laws.

SECTION 2.2. Special Meeting. A special meeting of the stockholders may be called by the Chief Executive Officer of the Corporation, or, if there is no Chief Executive Officer, the President of the Corporation, by the Board of Directors, or by such other officers or persons as the Board of Directors may designate. In addition, unless otherwise required by the laws of the State of Delaware, any Series A Director or Series C Director (as such terms are defined in the Certificate of Incorporation of the Corporation) may call a special meeting of the stockholders.

SECTION 2.3. Place of Stockholders Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of electronic or telephonic communication, upon such guidelines as the Board of Directors shall determine; provided however that such- guidelines are consistent with Section 211 of the General Corporation Law of the State of Delaware, as the same may be from time to time amended.

SECTION 2.4. Notice of Meetings. (a) Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given in writing or by electronic transmission stating the place if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written or electronic notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting or in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation’s property, business or assets not less than twenty (20) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice or if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting notice is deemed to be given upon the later of (a) such posting arid (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder.

(b) Notwithstanding the foregoing, notice given to stockholders by e-mail, facsimile or other electronic transmission shall be effective provided that notice is given by a form of e-mail, facsimile or other electronic transmission consented to by the stockholders to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Consent shall be deemed to be given by any stockholder that provides an e-mail, facsimile or other electronic transmission address to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver two consecutive notices by e-mail, facsimile or electronic transmission and (ii) such inability becomes known to the corporate secretary, any assistant secretary or the transfer agent or such other person responsible for giving notice, provided however that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) When a meeting is adjourned to another time or place, if any, in accordance with Section 2.5 of these By-laws, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and voting at such adjourned meeting are announced at the meeting in which the adjournment is taken. At the adjourned meeting, the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5. Quorum and Adjourned Meetings. Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, if less than a majority of the shares entitled to vote at a meeting of stockholders is present in person or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

SECTION 2.6. Fixing of Record Date. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice-is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.7. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Unless otherwise required by law, the Corporation shall not be required to include electronic mail or other electronic contact information in such list of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 2.8. Voting. Unless otherwise provided by the Certificate of Incorporation, (i) each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder, (ii) in all, matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, and (iii) directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

SECTION 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

SECTION 2.11. Informal Action of Stockholders. (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such section.

(b) A telegram, cablegram, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram, facsimile, or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram, facsimile or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram, facsimile or electronic transmission. The date on which such telegram, cablegram, facsimile or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram, facsimile or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram, facsimile or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, if, to the extent and in the manner provided by resolution of the Board of Directors.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 2.12. Organization. Such person as the Board of Directors may designate or, in the absence of such a designation, the Chief Executive Officer of the Corporation, or, if there is no Chief Executive Officer, the President of the Corporation, or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. In the absence of the Secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.

ARTICLE III

DIRECTORS

SECTION 3.1. Number and Tenure of Directors. The number of directors shall be determined in the manner provided in the Certificate of Incorporation. Each director shall hold office until the next annual meeting of stockholders such and director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Such notice may be given either in writing or by means of electronic transmission.

SECTION 3.2. Election of Directors. Directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.9 of these By-laws, in the manner provided in the Certificate of Incorporation.

SECTION 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place as shall from time to time be determined by the Board or the Board may determine that the meeting shall not be held in any place, but by means of remote communication.

SECTION 3.4. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided that a quorum shall be present. In the event that such meeting is not held at the time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

SECTION 3.5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, a majority of the number of directors constituting the whole board or, unless otherwise required by the laws of the State of Delaware, any Series A Director or Series C Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, or such person or persons may determine that the meeting shall not be held in any place, but by means of remote communication, provided however, that no special meeting of the Board of Directors may be held by means of remote communication if the Board of Directors does not permit regular meetings of the Board of Directors to be held by means of remote communication.

SECTION 3.6. Notice of Special Meetings of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least two (2) days prior to the special meeting either in writing or by electronic transmission to each director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by e-mail or other electronic transmission, such notice shall be deemed to be given upon direction to the e-mail or other electronic address of record of the director. If sent by any other means (including facsimile, courier, or express mail, or the like) such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

SECTION 3.7. Quorum. A majority of the total number of directors fixed by these By-laws, or in the absence of a By-Law which fixes the number of directors, the number stated in the Certificate of Incorporation or named by the incorporators, shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8. Voting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Delaware General Corporation Law or the Certificate of Incorporation requires a vote of a greater number.

SECTION 3.9. Vacancies. Any vacancies or newly created directorships in the Board of Directors shall be filled in the manner provided in the Certificate of Incorporation.

SECTION 3.10. Removal of Directors. Except as required by the laws of the State of Delaware, a director, or the entire Board of Directors, may be removed in the manner provided in the Certificate of Incorporation.

SECTION 3.11. Informal Action of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

SECTION 3.12. Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or other communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.12 shall constitute presence in person at such meeting.

ARTICLE IV

WAIVER OF NOTICE

SECTION 4.1. Written Waiver of Notice. A written waiver of any required notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission.

SECTION 4.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

SECTION 5. General Provisions. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Series A Directors may serve on any committee designated by the Board, including, without limitation, any compensation or audit committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant to Section 253 of the Delaware General Corporation Law. Any member of any committee appointed by the Board of Directors or the entire membership of such committee, may be removed, with or without cause, by the vote of a majority of the Board of Directors.

ARTICLE VI

OFFICERS

SECTION 6.1. General Provisions. The Board of Directors shall elect a President, a Secretary and a Treasurer of the Corporation. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these By-laws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 6.4. The Chief Executive Officer. The Chief Executive Officer, if one is chosen, shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. If the Board of Directors has not elected a Chairman from among its members, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors. If at any time no individual has been elected by the Board of Directors to serve as Chief Executive Officer, then the President shall have the powers of the Chief Executive Officer until such time as the Board of Directors elects a Chief Executive Officer.

SECTION 6.5. The President. The President shall act in an executive capacity as shall be directed from time to time by the Chief Executive Officer, if any, or by the Board of Directors, and shall have such powers and perform such other duties as the Chief Executive Officer, if any, or by the Board of Directors may determine from time to time, (which may include, without limitation, assisting the Chief Executive Officer in the operation and administration of the corporation’s business and the supervision of its policies and affairs), with such limitations on such powers or performance of duties as either of the foregoing shall prescribe (subject, in all cases, to the President having such powers as may be by statute exclusively conferred on the President). For so long as a Chief Executive Officer is elected and serving, the President shall be under the general supervision of the Chief Executive Officer.

SECTION 6.6. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the board. The Chairman of the Board shall perform such duties as may be assigned to the Chairman of the Board by the Chief Executive Officer or by the Board of Directors.

SECTION 6.7. The Vice President. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary may be referred to herein, in any Board resolution, stockholder resolution, in any document or otherwise as the “Corporate Secretary”, and each such reference shall mean the Secretary of the Company for all purposes, including without limitation, as used herein and under the DGCL.

SECTION 6.9. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.10. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such-sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 6.11. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.12. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 6.13. Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1. Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

SECTION 7.2. Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares.

SECTION 7.4. Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

ARTICLE VIII

DIVIDENDS

SECTION 8. Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 9.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.3. Checks, Drafts, Etc. All checks, drafts-or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.4. Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

ARTICLE X

AMENDMENTS

SECTION 11. Amendments. These By-laws may be amended or repealed by the Board of Directors or by the stockholders of the Corporation.